PRICING SUPPLEMENT NO. 12                                       Rule 424(b)(3)
DATED:  March 22, 2002                                      File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [x]  Book Entry Notes [x]
$50,000,000

Original Issue Date:          Fixed Rate Notes [ ]     Certificated Notes [ ]
3/27/2002

Maturity Date:  3/27/2003     CUSIP#: 073928WS8

Option to Extend Maturity:    No    [x]
                              Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s):  Daily

[ ]  Treasury Rate                       Interest Reset Period:  Daily

[ ]  LIBOR Reuters                       Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[X]  Prime Rate +

[ ]  CMT Rate

Initial Interest Rate:  1.91%            Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.84%

+     Prime  Rate as  reported  on  Telerate  Page 5 under the  heading  "Bank
Rates/Prime ".

*     6/27/02, 9/27/02, 12/27/02 and 3/27/03

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.